UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2009 (September 29, 2009)

AUTOZONE, INC.
 (Exact name of registrant as specified in its charter)

Nevada	1-10714	62-1482048
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 South Front Street Memphis, Tennessee	38103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 495-6500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2009, AutoZone, Inc. (“AutoZone”) executed an amendment (“Amendment”) effective November 1, 2009, to the employment agreement between the Company and Robert D. Olsen, Executive Vice President, dated November 9, 2000 as amended December 29, 2008 (the “Employment Agreement”), amending the Employment Agreement as described herein.

Pursuant to the Amendment, Mr. Olsen will serve as AutoZone’s Corporate Development Officer at a base salary of $365,000, subject to increase by AutoZone’s Compensation Committee, devoting an average of 32 hours per week to AutoZone business. Mr. Olsen will continue to report to Bill Rhodes, AutoZone’s Chairman, President and Chief Executive Officer, and will have responsibility for Mexico, ALLDATA, and other strategic initiatives.

If the Employment Agreement is terminated by AutoZone without cause and Mr. Olsen experiences a “separation from service” (within the meaning of Section 409A of the Internal Revenue Code and related regulations), Mr. Olsen will receive certain benefits during a “Continuation Period” which, pursuant to the Amendment, is one year after Mr. Olsen’s termination date. Additionally, one of the benefits that Mr. Olsen would receive under such circumstances is a lump-sum amount equal to the total aggregate annual COBRA premium costs for group medical, dental and vision benefit coverage for Mr. Olsen and his spouse and dependents, in each case, as in effect immediately prior to such Separation from Service. Prior to the Amendment, the lump sum payment was to be two times such amount. The Amendment also provides that Mr. Olsen’s agreement not to compete against AutoZone will extend for one year.

The above summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the actual Amendment, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference, and the Employment Agreement, which is included as Exhibit 10.2 of the Current Report on Form 8-K filed on December 30, 2008.

A copy of AutoZone’s internal communication about the Amendment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	First Amendment to Amended and Restated Employment Agreement between AutoZone, Inc. and Robert D. Olsen dated September 29, 2009.

99.1	AutoZone Internal Communication dated September 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOZONE, INC.

By: /s/ Harry L. Goldsmith
Harry L. Goldsmith
Executive Vice President,
General Counsel and Secretary

Dated: September 30, 2009

EXHIBIT INDEX

10.1	First Amendment to Amended and Restated Employment Agreement between AutoZone, Inc. and Robert D. Olsen dated September 29, 2009.

99.1	AutoZone Internal Communication dated September 30, 2009.